UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 6, 2006
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Unit 1, 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 3.02   Unregistered Sales of Equity Securities.

From March 28 to April 6, 2005, we issued a total of 3,300,476 shares of common stock and 1,650,237 share purchase warrants to three accredited investors for total proceeds of $1,155,166.55. Each warrant entitles the investor to purchase one additional common share at an exercise price of $0.50 per share for a period of three years from closing.

We paid cash commission of $50,000 in connection with the private placement to one investor, to a person that is not a broker-dealer or agent. The units were sold to the accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: April 7, 2006	By: Ken Galpin Ken Galpin, President